tiziana
LIFE SCIENCES

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

SHARED SERVICES AGREEMENT

This Shared Services Agreement, dated as of January 1, 2018 (the "Effective Date"), is by and between OKYO Pharma, Limited, a Jersey corporation ("OKYO"), and Tiziana Life Sciences plc, a company incorporated in England and Wales ("Tiziana"). OKYO and Tiziana are sometimes referred to herein separately as a "Party" and together as the "Parties".

RECITALS

WHEREAS, pursuant to this Agreement, Tiziana has agreed to directly or indirectly provide certain administrative, legal, tax, financial, information technology and other services to OKYO;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Tiziana and OKYO hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the following meanings, applicable both to the singular and the plural forms of the terms described.

"Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal, other than any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation relating to taxes.

"Additional Services" has the meaning set forth in Section 2.02.

"Affiliate" means any entity that directly or indirectly owns, is owned by, or is under the common ownership with a Party, at any time during the term of this Agreement. "Owns", "owned" or "ownership" means direct or indirect possession of more than fifty percent (50%) of the votes of holders of a corporation's voting securities, or a comparable equity or other ownership interest in any other type of entity; provided that for the purposes of this Agreement, Tiziana and its Affiliates shall not constitute Affiliates of OKYO or its Affiliates, and vice-versa.

"Agreement" means this Shared Services Agreement, together with the schedules and exhibits hereto, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

"Change of Control" means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock, by contract or otherwise) of in excess of 50% of the voting securities of either Party, (b) either Party merges into or consolidates with any other Person, or any Person merges into or consolidates with either Party and, after giving effect to such transaction, the stockholders of either Party immediately prior to such transaction own less than 50% of the aggregate voting power of such Party or the successor entity of such transaction, or (c) either Party sells or transfers all or substantially all of its assets to another Person and the stockholders of such Party immediately prior to such transaction own less than 50% of the aggregate

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

voting power of the acquiring entity immediately after the transaction. For purposes of this definition, no effect shall be given to the proviso to the definition of "Affiliate" set forth herein.

"Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

"Compensating adjustment" an adjustment to the profits or losses of a person for tax purposes as a consequence of a transfer pricing adjustment made in respect of another person.

"Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of such Person's property under applicable law.

"Effective Date" has the meaning set forth in the preamble to this Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Force Majeure" has the meaning set forth in Section 7.04(a).

"Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

"Initial Term" has the meaning set forth in Section 6.01.

"Laws" has the meaning set forth in Section 3.06(a).

"Lease" or "Leases" has the meaning set forth in Section 3.01(a).

"Leased Premises" has the meaning set forth in Section 3.01(a).

"Liabilities" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

"License" has the meaning set forth in Section 3.01(a).

"License Area" or "License Areas" has the meaning set forth in Section 3.01(a).

"License Commencement Date" has the meaning set forth in Section 3.02(a).

"License Expiration Date" has the meaning set forth in Section 3.02(a).

"License Period" has the meaning set forth in Section 3.02(a).

"Loss" and "Losses" mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct, consequential and punitive damages.

"Party" or "Parties" has the meaning set forth in the preamble to this Agreement.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

"Personal Information" has the meaning set forth in Section 2.05.

"Premises" has the meaning set forth in Section 3.01(a).

"OKYO" has the meaning set forth in the preamble to this Agreement.

"OKYO Business" means the business presently conducted by OKYO as of the Effective Date.

"OKYO Covered Parties" has the meaning set forth in Section 3.01.

"OKYO Entities" means OKYO. and its Subsidiaries, from time to time, and "OKYO Entity" means any one of the OKYO Entities.

"OKYO Indemnified Person" means each of the OKYO Entities and their respective directors, officers, agents, employees, and Subcontractors.

"OKYO Personnel" means any Tiziana employee, agent or Subcontractor providing the Tiziana Services.

"Renewal Term" has the meaning set forth in Section 6.01.

"Schedule 3.01" means the schedule attached hereto, as amended from time to time, which lists the Leased Premises of Tiziana.

"Subcontractor" has the meaning set forth in Section 7.03.

"Subsidiary" of any Person means a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (1) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profits interest, in the case of a partnership; or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body. In the case of OKYO, "Subsidiary" means any Subsidiary existing as of the Effective Date or that may be formed or acquired subsequent to the Effective Date, so long as, in either case, such entity remains a Subsidiary of OKYO.

"Systems" has the meaning set forth in Section 2.04.

tiziana LIFE SCIENCES

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

"Tax" any tax, levy, impost, duty or other charge, fee, deduction or withholding of a similar nature (including any penalty or interest payable in connection with the failure to pay, or delay in paying, any of these).

"Tiziana" has the meaning set forth in the preamble to this Agreement.

"Tiziana Entities" means Tiziana and its Subsidiaries, and "Tiziana Entity" means any one of the Tiziana Entities in place on the Effective Date and any entity which becomes a Subsidiary of Tiziana thereafter.

"Tiziana Indemnified Person" has the meaning set forth in Section 5.02(a).

"Tiziana Personnel" means any Tiziana employee, agent or Subcontractor providing the Tiziana Services.

"Tiziana Services" means the various administrative, financial (including internal audit and payroll functions), legal, tax, insurance, facility, information technology and other services to be provided by, or on behalf of, Tiziana or its Subsidiaries to OKYO and its Subsidiaries as described in this Agreement, together with any Licenses or Additional Services provided by, or on behalf of, the Tiziana Entities pursuant to this Agreement.

"Transfer Pricing Adjustment" an adjustment to the profits or losses of a person for tax purposes under Part 4 of the UK Taxation (International and Other Provisions) Act 2010.

Section 1.02 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding Articles, Sections and paragraphs in this Agreement, references to exhibits or schedules shall refer to the corresponding exhibits or schedules in this Agreement, and references to the Parties shall mean the Parties to this Agreement.

ARTICLE II.
PURCHASE AND SALE OF SERVICES

Section 2.01 Purchase and Sale of Tiziana Services.

(a) Subject to the terms and conditions of this Agreement and in consideration of the costs for the Tiziana Services described below, Tiziana agrees to provide or cause to be provided to OKYO and its Subsidiaries, and OKYO agrees to purchase from Tiziana, the Tiziana Services, until such Tiziana Services are terminated in accordance with the provisions hereof.

(b) The Parties acknowledge and agree that (i) the Tiziana Services to be provided, or caused to be provided, by Tiziana under this Agreement shall, at OKYO's request, be provided directly to OKYO or its Subsidiaries and (ii) Tiziana may satisfy its obligation to provide or to procure the Tiziana Services hereunder by causing one or more of its Subsidiaries to provide or to procure such services. With respect to the Tiziana Services provided to, or procured on behalf of, any OKYO Subsidiary, OKYO agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such Tiziana Services pursuant to this Agreement, including Section 4.03 hereof.

tiziana
LIFE SCIENCES

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

Section 2.02 Additional Services. In addition to the Tiziana Services to be provided or procured in accordance with Section 2.01, if requested by OKYO, and to the extent that Tiziana and OKYO may mutually agree in writing, Tiziana shall provide or cause to be provided additional services to OKYO ("Additional Services"). The scope of any such Additional Services, as well as the costs and other terms and conditions applicable to such Additional Services, shall be as mutually agreed by Tiziana and OKYO prior to the provision of such Additional Services.

Section 2.03 General Standard of Tiziana Service. Except as otherwise agreed to in writing by the Parties or as described in this Agreement, the Parties agree that the nature, quality, degree of skill and standard of care applicable to the delivery of the Tiziana Services hereunder, and the skill levels of the Tiziana Personnel providing such Tiziana Services, shall be substantially the same as or consistent with those which Tiziana exercises or employs in providing similar services provided within or to any Tiziana Entity. Notwithstanding the foregoing, if there is an increase in the complexity of a Tiziana Service (whether as a result of increased quantity or quality, changing frequency or regulatory requirements or otherwise), OKYO acknowledges and agrees that such Tiziana Service may not be provided within the same amount of time as it had previously taken during such period, and, in such a case, Tiziana shall use commercially reasonable efforts to provide such Tiziana Service in a timely manner. Notwithstanding anything herein to the contrary, the Tiziana Services are to be provided in a manner that does not disparately treat OKYO (or its Subsidiaries or its or their personnel or business) as compared to Tiziana's treatment of itself (or its Subsidiaries or its or their personnel or business) when it is providing such Tiziana Service.

Section 2.04 IT Systems. While using or accessing any computers, systems, software, networks, information technology or related infrastructure or equipment (including any data stored thereon or transmitted thereby) ("Systems") of Tiziana (whether or not such use or access is provided as a Tiziana Service), OKYO shall, and shall cause each of its Subsidiaries and their respective OKYO Personnel to, adhere in all respects to Tiziana's processes, policies and procedures (including any of the foregoing with respect to Confidential Information, data, communications and system privacy, operation, security and proper use) as in effect on the Effective Date or as communicated or otherwise made available to OKYO from time to time in writing.

Section 2.05 Privacy Laws and Personal Information. In connection with the performance or receipt of the Tiziana Services under this Agreement, the Parties acknowledge and agree that each Party and their Subsidiaries are or may be subject to laws and regulations governing the privacy and security of personal or personally identifiable information and related records of their employees, investors, customers and prospective customers ("Personal Information"). Accordingly, each Party, on behalf of itself and its Subsidiaries, agrees to and shall (i) ensure that its employees,

agents, and Subcontractors, including third party service providers, cooperate with each other with respect to their obligations under such applicable privacy laws and regulations, and (ii) comply with all provisions of such applicable privacy laws and regulations, in each case relating to the collection, storage, use, processing, disclosure or disposal of Personal Information provided to or accessible by a Party, their Subsidiaries and their respective employees, agents, and Subcontractors in the course of performing under this Agreement. For the avoidance of doubt, all Personal Information shall also be protected as Confidential Information to the extent such treatment provides further protection to the information against unauthorized use or disclosure.

tiziana
LIFE SCIENCES

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

ARTICLE III.
REAL ESTATE MATTERS

Section 3.01 Real Estate License.

(a) Tiziana by certain lease agreements (the "Leases" and individually "Lease"), leases those certain spaces and is the current holder of the leasehold estates created thereby as described on Schedule 3.01 annexed hereto and incorporated herein (the "Leased Premises"). Tiziana hereby grants to OKYO a license (the "License") to use and occupy those certain Leased Premises (collectively, the "Premises") in which the OKYO Business may be operated from time to time as designated in writing by the Parties, which writing shall be incorporated by reference herein (each space to be referred to herein as a " License Area " and collectively the "License Areas"), each of which is located in the Premises and rights of access thereto for the purposes hereinafter provided along with the right to use all equipment, furniture and fixtures, including communications and information systems office equipment, cabling and appurtenant items that are owned by Tiziana and located in the License Areas as of the License Commencement Date (as such term is defined in Section 3.02 below), for the applicable License Period (as such term is defined in Section 3.02 below). In connection with its use of each License Area and to the extent applicable, OKYO shall also have the non-exclusive right to use (i) in common with Tiziana and the other occupants of the building in which the Premises are located, the common areas outside the Premises that Tiziana has the right to use, and (ii) in common with the Tiziana and the other occupants of the Premises, the hallways, stairways, elevators, restrooms, kitchens, break rooms, photocopy rooms, facsimile rooms, conference rooms and other areas of the Premises (including the equipment and supplies located therein) that may be reasonably necessary for OKYO's use of the Premises, except those areas that Tiziana may reasonably designate as private.

(b) OKYO has inspected and is familiar with the License Areas and accepts same and the contents thereof in their "as is" condition as of the License Commencement Date. Tiziana shall not be required to perform any work or furnish any materials in order to prepare the License Areas for OKYO's occupancy.

Section 3.02 License Period.

(a) The License Period (the "License Period") for each License Area shall commence on the date hereof (the "License Commencement Date") and, subject to the provisions of subparagraphs (b) and (c) below (as and to the extent applicable), shall expire (subject to sooner termination as hereinafter provided) at 11:59 P.M. on the date (the "License Expiration Date") that is the termination date under this Agreement or, with respect to any Leased Premises, any earlier date that is one (1) day prior to the expiration date of the term of the Lease covering the related License Area, unless sooner terminated pursuant to any term or provision hereof or pursuant to law.

(b) In the event the term of a Lease covering a License Area shall sooner terminate in accordance with the provisions thereof (e.g., by reason of casualty or condemnation, and the landlord under the Lease shall exercise a right of termination contained in the Lease, or Tiziana, as the tenant thereunder shall exercise a right of termination thereunder), the License Period for the License Area shall automatically terminate on the date of such termination of such Lease. Tiziana shall give OKYO reasonable prior notice of any such termination.

Section 3.03 License Fee. OKYO shall pay a license fee for the License Areas at rates to be calculated in accordance with the allocation methodology described in Section 6.01, which fee shall be paid in accordance with Section 6.03.

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

Section 3.04 Services. OKYO acknowledges that, in some locations of the License Areas, a third-party landlord provides services to such locations. Tiziana shall reasonably cooperate with OKYO so as to enable OKYO to obtain such services, but the foregoing shall not require Tiziana to institute any action or proceeding against a landlord. To the extent that any service to a License Area has been supplied directly by Tiziana, then Tiziana shall continue to provide such services to such License Area during the related License Period and OKYO shall be responsible for its pro rata share of Tiziana's out-of-pocket costs in connection therewith. Tiziana shall provide such services to such License Area in substantially the same manner and quality as Tiziana has provided the same to the License Area prior to the License Commencement Date or in substantially the same manner and quality as Tiziana provides such services to itself. Tiziana hereby grants to OKYO the right to receive

all of the services and benefits with respect to the License Areas which are to be provided by the related landlord under the Leases. Notwithstanding the foregoing, although the Parties contemplate that the landlords will, in fact, perform their obligations under the Leases, in the event of any default or failure of such performance by any of the landlords, Tiziana will, upon the specific written request of OKYO, make demand upon such landlord(s) to perform its obligations under the related Lease.

Section 3.05 Uses. OKYO shall use and occupy a License Area for any purpose permitted under applicable laws and governmental regulations and, with respect to the Leased Premises, as permitted as a permitted use under the related Lease or subleases, and for no other purpose except as may be reasonably agreed upon in writing by Tiziana and OKYO. Nothing in this paragraph shall require OKYO to use and occupy a License Area, except to the extent Tiziana is required to use or occupy same under the terms of the related Lease.

Section 3.06 Compliance with Law; Observance of Lease Provisions.

(a) OKYO shall promptly comply with all present and future applicable laws and regulations of all relevat municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of any superior landlord or health and safety procedures Underwriters or any similar body (all of the foregoing being hereinafter collectively referred to as " Laws ") having jurisdiction which shall impose any violation, order or duty upon Tiziana or any landlord of Tiziana with respect to the related License Area, to the extent only, however, that such compliance (i) relates to OKYO's manner of use of the related License Area as opposed to the mere use for the purposes herein permitted, and (ii) with respect to the Leased Premises, is required of the tenant under the related Lease. To the extent that OKYO is not required to comply with any Laws pursuant to this subparagraph (a) above with respect to a License Area, Tiziana shall comply with such Laws applicable to the related License Area or, if applicable, Tiziana shall exercise reasonable efforts to require its third-party landlord to comply with such Laws (to the extent such compliance is the obligation of such landlord under the terms of the related Lease to Tiziana). OKYO shall not violate applicable provisions of any Lease governing the manner of use of the related License Area, the use of lifts, building common areas, and similar provisions, so as not to cause a default thereunder.

(b) To the extent required under a Lease, Tiziana shall obtain the consent of the related landlord for OKYO to license the related License Area. This License is subject to, and OKYO accepts this License subject to, all the terms, covenants, provisions, conditions and agreements contained in the Leases and the matters to which the related landlords are subject and subordinate, all of which are made a part of this Agreement as though fully set forth herein as if OKYO were the Tenant named therein and Tiziana were the landlord named therein. This License shall also be subject to, and OKYO accepts this License also subject to, any amendments and supplements to the Leases hereafter

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

made between any landlord and Tiziana provided the same do not limit the rights or expand the obligations of OKYO hereunder in any material respect without OKYO's consent (not to be unreasonably withheld). OKYO covenants and agrees (i) to perform, observe and be bound by each and every covenant, condition and provision of the Leases as applicable to the related License Area (including the building rules and regulations) and (ii) that OKYO will not do or cause to be done or suffer or permit its agents or employees to do any act or thing to be done which would or might cause the landlord or the rights of Tiziana as tenant thereunder to any Lease be cancelled, terminated or forfeited or make Tiziana liable for any damages, claim or penalty. Tiziana (A) will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause a Lease or the rights of OKYO thereunder (through this Agreement) to be cancelled, terminated or forfeited or make OKYO liable for damages, claims or penalty, (B) will not voluntarily terminate a Lease without the prior consent of OKYO, which consent shall not be unreasonably withheld, and (C) shall deliver to OKYO promptly upon receipt or delivery copies of all default notices under a Lease sent or received by Tiziana.

Section 3.07 Repairs. OKYO, throughout the License Period, shall take good care of the License Areas and the fixtures and appurtenances therein and, if applicable, as required of the tenant pursuant to the terms of the related Leases. Tiziana shall make, or exercise reasonable efforts to cause to be made by such related landlord responsible for such repairs, all necessary structural and other repairs (for which OKYO is not responsible pursuant to the provisions hereof) to the License Area.

Section 3.08 Damage and Destruction.

(a) Neither Tiziana nor OKYO shall have any responsibility to each other in the event of any damage to or theft of any equipment or property of the other Party unless required pursuant to the terms of Section 3.09 or ARTICLE V, and the Party incurring such loss shall look to its own insurance coverage, if any, for recovery in the event of any such damage, loss or theft.

(b) If a License Area is destroyed or damaged by fire or other casualty, the license fee as to such License Area shall abate (entirely if all or substantially all of the License Area is damaged and rendered untenantable and proportionately if only a portion of the License Area is damaged and rendered untenantable, except, with respect to the Leased Premises, in both cases only to the extent that Tiziana's rent under the related Lease is also abated) from the date of the casualty to the date by which Tiziana (or a landlord under a related Lease) shall have repaired and restored the License Area or damaged portion thereof (but not OKYO's property and equipment therein) to substantially the same condition it was in prior to the occurrence of such casualty. In the event that any substantial portion of any License Area is rendered untenantable by casualty for a period in excess of four (4) months, or if the casualty occurs in the last year prior to the License Expiration Date for any License Area, then OKYO may terminate the License with respect to such License Area. With respect to the Leased Premises, if the casualty or damage occasioned to the License Area, or to the Premises covered by a related Lease of which the damaged License Area forms a part, shall be so extensive as to entitle either or both of the landlord and Tiziana to terminate the Lease, and either such landlord or Tiziana shall terminate the Lease therefor in accordance with the terms thereof, then this Agreement with respect to such License Area shall automatically terminate on the Lease termination date, as provided in Section 3.02(b) hereof.

Section 3.09 Insurance/Indemnity.

(a) OKYO shall obtain and maintain in full force and effect throughout the related License Periods with respect to the related License Area the Insurance (other than property insurance as to alterations in the Premises or equipment owned by Tiziana in the Premises, which insurance Tiziana shall carry) required to be maintained by Tiziana

tiziana
LIFE SCIENCES

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

under any related Lease. Upon request by Tiziana, if OKYO carries such insurance separate from Tiziana, OKYO shall provide evidence of such insurance to Tiziana in accordance with the requirements of any such related Lease.

(b) With respect to each Leased Premises, OKYO shall owe the same indemnification obligations to Tiziana as set forth in the Lease covering the License Area as if the words "Owner" or "Landlord" and "Tenant "or "Lessee" or words of similar import, wherever the same appear in the related Lease pertaining to indemnification were construed to mean, respectively, "Tiziana" and "OKYO". With respect to all Owned Premises and with respect to any Leased Premises where the related Lease is silent on the indemnification obligations running from the "Tenant" to "Landlord", then for the related License Area, OKYO shall indemnify, defend and hold each Tiziana Indemnified Person harmless from and shall defend each Tiziana Indemnified Person against all claims made or judicial or administrative actions filed which allege that any Tiziana Indemnified Person is liable to the claimant (other than to the extent caused by or arising from a Tiziana Indemnified Person's gross negligence or willful misconduct) by reason of (i) any injury to or death of any person, or damage to or loss of property, or any other thing occurring on or about the License Area or the Premises, or in any manner growing out of, resulting from or connected with the use, condition or occupancy of, the License Area or the Premises, if caused by any negligent act or willful misconduct of OKYO or its agents, partners, contractors, employees, permitted assignees, licensees, sublessees, invitees or any other person or entity for whose conduct OKYO is legally responsible, (ii) violation by OKYO of any contract or agreement to which OKYO is a party in each case affecting the License Area or the occupancy or use thereof by OKYO and (iii) violation of or failure to observe or perform any condition, provision or agreement of this ARTICLE III on OKYO's part to be observed or performed hereunder. Tiziana shall similarly indemnify, defend and hold each OKYO Indemnified Person harmless from and shall defend each OKYO Indemnified Person against all claims made or judicial or administrative actions filed which allege that any OKYO Indemnified Person is liable to the claimant (other than to the extent caused by or arising from a OKYO Indemnified Person's negligence or willful misconduct) by reason of (i) any injury to or death of any person, or damage to or loss of property, or any other thing occurring on or about the Premises, or in any manner growing out of, resulting from or connected with the use, condition or occupancy of, the Premises, if caused by any negligent act or willful misconduct of Tiziana or its agents, partners, contractors, employees, permitted assignees, licensees, sublessees, invitees or any other person or entity for whose conduct Tiziana is legally responsible (other than OKYO), (ii) violation by Tiziana of any contract or agreement to which Tiziana is a party in each case affecting the Premises or the occupancy or use thereof by Tiziana and (iii) violation of or failure to observe or perform any condition, provision or agreement of this ARTICLE III on Tiziana's part to be observed or performed hereunder. In addition, and to the extent applicable, if Tiziana is the beneficiary of an indemnity or release from the landlord under a Lease, Tiziana shall use commercially reasonable efforts to similarly indemnify or release OKYO, to the extent Tiziana actually receives the benefit of such indemnity or release.

(c) Solely with respect to real estate matters governed by this ARTICLE III, in the event of a conflict between, on the one hand, this Section 3.09, and, on the other hand, Section 6.03, the provisions of this Section 3.09 shall prevail. Notwithstanding the foregoing, the remaining provisions of ARTICLE VI shall remain in full force and effect with respect to the real estate matters governed by this ARTICLE III.

Section 3.10 Assignment; Sublicensing. The License granted hereby is personal to OKYO and shall not be assigned nor shall OKYO sublicense or otherwise permit or suffer the occupancy of any/all License Area(s) by any third party without first obtaining the prior written consent of Tiziana.

Section 3.11 Alterations; Restoration. No alterations may be made by OKYO to the License Areas without first obtaining (A) the prior written consent of Tiziana, and (B) if required by a related Lease, the prior written consent of the related landlord of such Lease (which Tiziana shall request from such landlord). Tiziana, at the time of giving any such consent to any alterations by OKYO, shall notify OKYO if any such alterations must be removed and the License

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

Areas restored, at the expiration or sooner termination of the applicable License Period. If Tiziana employs Tiziana Personnel at the License Areas, Tiziana will reasonably cooperate with OKYO to coordinate such requested alternations. Any costs associated with making such alterations, including construction or increased operating costs, shall be borne by OKYO.

Section 3.12 Quiet Enjoyment. Tiziana covenants and agrees that, so long as OKYO shall pay the license fee described in Section 3.03 as and when due and in accordance with Section 4.03 and shall otherwise fully, faithfully and timely observe and perform within applicable notice and cure periods the agreements, covenants and conditions of this Agreement on its part to be observed and performed with respect to the related License Area, OKYO shall and may peaceably and quietly have, hold and enjoy the related License Area for the related License Period, as same may be extended, without disturbance, hindrance, ejection or molestation by or from Tiziana (subject, however, to the provisions hereof) or any one claiming by, through or under Tiziana. Tiziana may relocate OKYO to any License Area upon reasonable prior written notice to OKYO; provided (i) Tiziana pays for all reasonable relocation costs and expenses of OKYO, and (ii) if the License Area is relocated to another building more than twenty-five (25) miles away from the existing License Area, OKYO may elect to terminate the License with respect to such License Area and shall have up to ninety (90) days from the date of the relocation notice to find alternative premises to occupy. OKYO shall abide by the building rules and regulations applicable to the buildings within which any License Area is located, which may be amended or modified by Tiziana from time to time in its reasonable discretion.

Section 3.13 Surrender. On the related License Expiration Dates or sooner termination of the License with respect to the related License Area, OKYO, if requested by Tiziana or required by the restoration terms of a related Lease which would be applicable to the related License Area, shall restore the related portion of the License Area to the condition existing on the License Commencement Date insofar as the installations and alterations were made by or on behalf of OKYO, ordinary wear and tear, fire and other casualty excepted (or if not so requested by Tiziana, shall restore the related License Area only insofar as installations and alterations were made by or on behalf of OKYO (or any assignee or Subsidiary of OKYO), to the condition required by such restoration provisions of a related Lease) and otherwise comply with the surrender provisions of the Lease to the extent applicable to the License Area. Notwithstanding anything to the contrary contained herein, in no event shall OKYO have any obligation to restore a License Area to the condition such space was in on the License Commencement Date to the extent such restoration related to an alteration which was made to such space prior to the License Commencement Date.

Section 3.14 Subordination. The License granted herein is subject and subordinate to all ground and underlying leases affecting the real property of which the License Areas form a part and to all mortgages which may now or hereafter affect such leases or such real property.

Section 3.15 Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PARTIES DO NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSE AREAS, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 3.16 Inability To Perform. Neither Party shall be responsible for delays in the performance of its obligations caused by events beyond that Party's reasonable control, including, but not limited to, acts of God.

Section 3.17 Good Faith. The License Areas are of such configuration and are not of such size as to justify, in either case, in the opinion of the Parties, entering into formal leases and/or subleases covering each of the License Area. The Parties have therefore entered into this Agreement which, the Parties recognize, is not dispositive of all matters and issues that may arise during the License Period with respect to the License Area. As and when issues and matters

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arise during the course of the License Period that are not definitively controlled by the provisions of this Agreement or any related Lease, the Parties shall act reasonably and in good faith endeavor to adjust and resolve such issues and matters.

Section 3.18 Site Specific Agreements. The Parties shall execute or cause their applicable subsidiaries to execute any additional agreements as may be reasonably necessary to effectuate the intent of this ARTICLE III.

Section 3.19 Cooperation. Should the Parties desire to license, sublease, or enter into any other office sharing agreement with each other for spaces and locations not set forth on Schedule 3.01, or to renew any license and consequently the related underlying Lease for any space or location set forth on Schedule 3.01, then the Parties agree to cooperate with each other and to provide reasonable assistance to each other in identifying new spaces and entering into new leases, subleases, or other agreements, as applicable, with landlords and other related third parties as well as to cooperate and work with one another to reach mutually acceptable terms and provisions for any license, sublease or related agreement between each other; provided that any such new or renewed arrangement between the Parties shall be subject to Tiziana's approval. This Section 3.19 shall survive the term of this Agreement.

ARTICLE IV.
SERVICE COSTS; OTHER CHARGES

Section 4.01 Costs for Tiziana Services.

(a) Each Tiziana Service will be provided at the price calculated in accordance with the methodology described in this Section 4.01, which prices will be reviewed on an annual basis at least thirty (30) days prior to the end of each of Tiziana's fiscal years commencing with the Tiziana fiscal year ending December 31, 2018. In the event of a material change in the level of service for any Tiziana Service prior to the termination of such Tiziana Services pursuant to the terms of this Agreement, the Parties will work together in good faith to recalculate the price for such Tiziana Service.

(b) OKYO will generally be allocated certain costs based on the OKYO Business's revenues, headcount or other mutually agreed to statistics (relative to aggregate revenues, headcount or other statistics), as agreed upon by the Parties, and calculated in a manner consistent with practices between the Parties, as such practices may be changed from time to time by the Parties. Notwithstanding the foregoing, certain third party costs will be charged directly to OKYO, as agreed upon by the Parties.

(c) No later than 90 days prior to the end of the Initial Term and 45 days prior to the end of any Renewal Term, the Parties shall commence discussions to determine the appropriate level of service and cost for each Tiziana Service to be provided in the subsequent Renewal Term based on a good faith review of the Tiziana Services and levels of service provided in the then-current term and a good faith estimate of OKYO's future service requirements.

Section 4.02 Payment.

(a) Charges for Tiziana Services shall be invoiced quarterly in arrears by Tiziana, within ten (10) business days after the end of the applicable quarter. Each invoice shall be directed to the Chief Financial Officer of OKYO or such other person designated in writing from time to time by OKYO's Chief Financial Officer. Each such invoice shall be payable in accordance with Section 4.03; provided that if OKYO, in good faith, disputes any invoiced charge, payment of such charge may be made only after mutual resolution of such dispute. OKYO agrees to notify Tiziana promptly, and

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in no event later than thirty (30) days following receipt of an invoice, of any disputed charge. Notwithstanding the foregoing, in no event will any delay of payment relating to disputed charges affect the timely payment of undisputed charges in accordance with this Section 4.02(a) .

(b) During the term of this Agreement, Tiziana shall keep such books, records and accounts as are reasonably necessary to verify the calculation of the fees and related expense for all Tiziana Services provided hereunder. Tiziana shall provide documentation supporting any amounts invoiced by Tiziana pursuant to this Section 4.02 as OKYO may from time to time reasonably request. OKYO shall have the right to review such books, records and accounts of Tiziana with respect to the provision of the Tiziana Services at any time upon reasonable notice, and OKYO agrees to conduct any such review in a manner so as not to unreasonably interfere with the normal business operations of Tiziana.

Section 4.03 Payments under this Agreement. For purposes of this Agreement, any "payment" by OKYO to Tiziana pursuant to this Agreement shall be treated as having been made upon an offset of intercompany account(s) of amounts otherwise owing by Tiziana to OKYO in accordance with the Parties' general practice of offsetting intercompany account(s); provided that OKYO provides prompt notice of such offset to Tiziana with sufficient detail of the intercompany account(s) being offset. All payments shall be made to Tiziana within the time prescribed for payment in this Agreement, or if no period is prescribed, within ten (10) days after delivery of written notice of payment owing together with a computation of the amounts due.

Section 4.04 The Parties intend that the charges for all Tiziana Services will be set at a level equivalent to arm's length commercial terms, however if Tiziana suffers a Transfer Pricing Adjustment in relation to any amount paid or payable under this Agreement and that adjustment increases the Tax payable by (or decreases the tax relief available to) Tiziana, OKYO shall make a payment to Tiziana in an amount equal to that increase in Tax (or decrease in relief).

Section 4.05 OKYO shall make any payment due under Section 4.04 no less than 10 days before the Tax referred to in that section is payable.

Section 4.04 Responsibility for Tiziana Personnel. All Tiziana Personnel employed by Tiziana in connection with its rendering of the Tiziana Services will be Tiziana's employees, agents, or Subcontractors, as the case may be. Tiziana will have the sole and exclusive responsibility for all such personnel, will supervise such Tiziana Personnel, and will cause such personnel to cooperate with OKYO in performance of the Tiziana Services in accordance with the terms and conditions of ARTICLE II , ARTICLE III and ARTICLE V . Tiziana will pay, and be solely responsible for the payment of, any and all wages, salaries, or other compensation or benefits payable to such Tiziana Personnel, plus any and all premiums, contributions and taxes for workers' compensation insurance, unemployment compensation, disability insurance, FICA, payroll, and all similar provisions now or hereafter imposed by any Governmental Authority with respect to, or measured by, wages, salaries, or other compensation paid or to be paid, or benefits provided or to be provided, by Tiziana to any Tiziana Personnel. No person providing Tiziana Services to OKYO pursuant to the terms of this Agreement shall be deemed to be, or shall have any rights as, an employee of OKYO.

ARTICLE V.
WARRANTY DISCLAIMER, LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 5.01 No Warranty. The Parties both acknowledge and agree that Tiziana has agreed to provide or cause to be provided the Tiziana Services hereunder as an accommodation to OKYO. EXCEPT FOR THE LIMITED REPRESENTATIONS OF THE PARTIES SET FORTH IN SECTION 7.14 BELOW, NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED (INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS

FOR A PARTICULAR PURPOSE OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION), ARE MADE BY TIZIANA OR ANY TIZIANA ENTITY WITH RESPECT TO THE PROVISION OF THE TIZIANA SERVICES UNDER THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY WAIVED AND DISCLAIMED.

Section 5.02 Limitation of Liability - Tiziana.

(a) OKYO agrees that none of the Tiziana Entities and their respective directors, officers, Subcontractors and employees (each of the Tiziana Entities and their respective directors, officers, Subcontractors and employees, a "Tiziana Indemnified Person") shall have any Liability, whether direct or indirect, in contract or tort or otherwise, to OKYO or any OKYO Entity or any other Person under the control of OKYO or any OKYO Entity for or in connection with the Tiziana Services rendered or to be rendered or granted or to be granted into by any Tiziana Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Tiziana Indemnified Person's actions or inactions in connection with any Tiziana Services or such transactions, except for any Liabilities resulting from (i) any material breach of this Agreement on the part of any Tiziana Indemnified Person; or (ii) the gross negligence, bad faith or willful misconduct of any Tiziana Indemnified Person in connection with this Agreement.

(b) None of the Tiziana Entities shall have any Liability to OKYO or any other Person for failure to perform Tiziana's obligations under this Agreement or otherwise, where such failure to perform similarly affects the Tiziana Entities receiving the same or similar services and does not have a disproportionately adverse effect on OKYO.

(c) In addition to the foregoing, OKYO agrees that, in all circumstances, it shall use commercially reasonable efforts to mitigate and otherwise minimize damages to OKYO, whether direct or indirect, due to, resulting from or arising in connection with any failure by Tiziana to comply fully with Tiziana's obligations under this Agreement.

Section 5.03 Indemnification by Tiziana. Except as otherwise provided in this Agreement, Tiziana shall, for itself and as agent for each Tiziana Entity, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless each OKYO Indemnified Person from and against, and shall reimburse such OKYO Indemnified Person with respect to, any and all Losses that any third party seeks to impose upon the OKYO Indemnified Person, or which are imposed upon the OKYO Indemnified Person, and that, following the Effective Date, relate to, arise or result from, any of the following items (without duplication):

(a) any material breach by any Tiziana Entity of this Agreement; and

(b) the gross negligence, bad faith or willful misconduct of any Tiziana Indemnified Person in connection with the Tiziana Services rendered or to be rendered by, or granted or to be granted by any Tiziana Indemnified Person pursuant to this Agreement or the transactions contemplated by this Agreement.

In the event that any Tiziana Entity makes a payment to a OKYO Indemnified Person hereunder, and such OKYO Indemnified Person subsequently diminishes the Loss on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from OKYO), OKYO will promptly repay (or will cause such OKYO Indemnified Person to promptly repay) such Tiziana Entity the amount by which the payment made by such Tiziana Entity exceeds the actual cost of the associated Indemnified Loss.

Notwithstanding the foregoing, the provisions of this Section 5.03 shall terminate immediately upon a Change of Control.

tiziana
LIFE SCIENCES

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Section 5.04 Disclaimer of Damages. IN NO EVENT SHALL ANY TIZIANA ENTITY BE LIABLE TO ANY OKYO ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED , HOWEVER , THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT OR IN ANY INTERCOMPANY AGREEMENT.

Section 5.05. Procedure for Claims. Each Indemnified Party agrees to give the indemnifying Party prompt written notice of any Loss or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Article V. Each Party shall furnish promptly to the other copies of all papers and official documents received in respect of any Loss. The indemnifying Party shall have the sole right to defend, settle, or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. The indemnifying Party shall obtain the written consent of the indemnified Party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any loss if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief or any remedy other than the payment of money, which payment would be the responsibility of the indemnifying Party. The indemnifying Party shall not be liable for any settlement or other disposition of a loss by the indemnified Party which is reached without the written consent of the indemnifying Party. The reasonable costs and expenses, including reasonable fees and disbursements of counsel incurred by any indemnified Party in cooperating with the indemnifying Party in its defense of a loss, shall be reimbursed on a quarterly basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the indemnified Party.

ARTICLE VI.
TERM AND TERMINATION

Section 6.01 Term. Except as otherwise provided herein, or as otherwise agreed in writing by the Parties, (a) this Agreement shall have an initial term from the Effective Date through April __, 2018 (the "Initial Term"), and will be renewed automatically thereafter for successive three (3) month terms (each, a "Renewal Term") with respect to any Tiziana Services then in effect, unless either Party elects not to renew this Agreement or any specific Service provided hereunder by notice in writing to the other Party not less than forty-five (45) days prior to the end of any term, and (b) Tiziana's obligation to provide, grant or procure, and OKYO's right to purchase or continue to benefit from, a Tiziana Service shall cease as of the applicable date set forth in the schedules attached hereto, as applicable, or the applicable date set forth in any arrangement between the Parties pursuant to which such Tiziana Services are provided or such earlier date determined in accordance with Section 6.02 .

Section 6.02 Termination.

(a) The Parties may by mutual agreement from time to time terminate this Agreement with respect to one or more of the Tiziana Services, in whole or in part.

(b) OKYO may terminate any Tiziana Services at any time (i) upon at least thirty (30) days prior written notice of such termination by OKYO to Tiziana, effective as of such 30th day, or (ii) if Tiziana shall have failed to perform any of its material obligations under this Agreement relating to such Tiziana Service, OKYO shall have notified Tiziana in writing

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of such failure, and such failure shall have continued for a period of at least thirty (30) days after receipt by Tiziana of written notice of such failure from OKYO, effective as of such thirtieth day.

(c) Subject to the provisions of Section 6.02(d) and Section 6.03, Tiziana may terminate any Tiziana Service at any time if OKYO shall have failed to perform any of its material obligations under this Agreement, Tiziana shall have notified OKYO in writing of such failure, and such failure shall have continued for a period of at least thirty (30) days after receipt by OKYO of written notice of such failure from Tiziana, effective as of such thirtieth (30th) day.

(d) If a Party undergoes a Change of Control, this Agreement shall automatically terminate without further notice to either Party.

(e) Upon any termination of this Agreement by Tiziana, including any determination by Tiziana to not renew this Agreement pursuant to Section 6.01 above (other than a termination as a result of a default by OKYO), each License shall continue for a period of up to ninety (90) days to allow OKYO to find alternative premises to occupy. OKYO shall pay any costs incurred by Tiziana arising from Tiziana's provision of adequate physical and information technology separation and segregation during such ninety (90) day transition period.

Section 6.03 Intentionally omitted.

Section 6.04 Effect of Termination.

(a) Other than as required by law, upon the effective date of the termination of (1) any Tiziana Service pursuant to Section 6.02, or (2) upon termination of this Agreement in accordance with its terms, Tiziana shall have no further obligation to provide such terminated Tiziana Service (or any Tiziana Service, in the case of termination of this Agreement), and OKYO shall have no obligation to pay any fees relating to such terminated Tiziana Services (or to make any other payments hereunder, in the case of termination of this Agreement); provided that, notwithstanding such termination:

(i) OKYO shall remain liable to Tiziana for any fees owed and payable in respect of the Tiziana Services provided prior to the effective date of such termination;

(ii) Tiziana shall continue to charge OKYO for administrative and program costs relating to benefits paid after but incurred prior to the termination of any Tiziana Service;

(iii) OKYO shall be obligated to pay such expenses in accordance with the terms of this Agreement; provided further that (A) Tiziana makes commercially reasonable efforts to obtain available refunds of such costs and (B) if Tiziana obtains a refund of any such costs already paid by OKYO, Tiziana shall return such portion of the costs to OKYO; and

(iv) in the event of the termination of any License pursuant to Section 6.02(d), Tiziana shall be obligated to continue to provide such License to OKYO for a period of up to ninety (90) days and OKYO shall be obligated to continue to pay any applicable license fees to Tiziana for that same time period.

(b) Following termination of this Agreement with respect to any Tiziana Service, the Parties agree to cooperate with each other in providing for an orderly transition of such Tiziana Service to OKYO or to a successor service provider as designated by OKYO. In the event of any termination with respect to one or more, but less than all, of the Tiziana Services described herein, this Agreement will continue in full force and effect with respect to any Tiziana Services not so terminated. The provisions of ARTICLE V and ARTICLE VII shall survive the termination this Agreement.

tiziana
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(c) Notwithstanding anything to the contrary in this Agreement, upon a termination of this Agreement pursuant to Section 6.02(d), Tiziana shall have no further liability under this Agreement and shall not be required to perform any obligations hereunder, including, but not limited to, any Tiziana Service, or make any payment pursuant to this Agreement.

ARTICLE VII. MISCELLANEOUS

Section 7.01 Ownership.

(a) Neither Party will gain, by virtue of this Agreement or the Tiziana Services provided hereunder, by implication or otherwise, any rights of ownership of any property or intellectual property rights owned by the other Party or such other Party's Subsidiaries.

(b) OKYO shall own all property or intellectual property rights owned by OKYO, as well as any changes, additions or improvements thereto made by Tiziana solely on behalf of OKYO in the performance of the Tiziana Services, including the granting of the Licenses. In addition, OKYO will own any data with respect to OKYO or the OKYO Business to the extent such data is developed by Tiziana solely on behalf of OKYO or the OKYO Business. To the extent that data provided by OKYO to Tiziana is owned by OKYO and such data is processed or used by Tiziana in performance of the Tiziana Services, such data and any modifications to that data shall remain the property of OKYO. The provisions of this Section 7.01(b) do not grant OKYO any rights to any data concerning Tiziana, any other Tiziana Entity or Tiziana's business.

Section 7.02 No Agency. Nothing in this Agreement shall (i) constitute or be deemed to constitute a partnership or joint venture between or among the Parties hereto or their respective Subsidiaries, or (ii) create an agency or employment relationship between or among the Parties, in either case, for any purpose whatsoever. Neither Party hereto nor its Subsidiaries shall have authority or power to bind the other Party hereto or its Subsidiaries or to contract in the name of, or create a Liability against, the other Party hereto or such other Party's Subsidiaries in any way or for any purpose.

Section 7.03 Subcontractors. In connection with the Tiziana Services, Tiziana may hire or engage one or more third-party subcontractors (each, a "Subcontractor") to perform all or any of its obligations under this Agreement; provided that, subject to Section 4.01, Tiziana shall pay for all fees due each such Subcontractor and shall in all cases remain primarily responsible for all obligations undertaken by each such Subcontractor on Tiziana's behalf pursuant to the terms of this Agreement with respect to the scope, quality, degree of skill and nature of the Tiziana Services provided hereunder. Tiziana's hiring of any Subcontractors pursuant to this Section 7.03 shall be conducted consistently with Tiziana's current practice of hiring independent contractors.

Section 7.04 Force Majeure.

(a) For purposes of this Section 7.04, "Force Majeure" means an event beyond the control of either Party, which by its nature could not have been foreseen by such Party, or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

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(b) Continued performance of a Tiziana Service may be suspended immediately to the extent caused by Force Majeure. Tiziana will give prompt notice to OKYO of the occurrence of the event giving rise to the suspension and of its nature and anticipated duration. The Parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Tiziana Service. Notwithstanding anything to the contrary contained herein, if the performance of a Tiziana Service is suspended due to Force Majeure for a period exceeding thirty (30) days, OKYO shall have the right to terminate this Agreement with respect to such Tiziana Service upon delivery of written notice to Tiziana. Such termination shall be effective immediately. No charges will be incurred with respect to a Tiziana Service for any time period during which the provision of such Tiziana Service has been suspended or terminated pursuant to this Section 7.04.

(c) Without limiting the generality of Section 4.01, neither Party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of Force Majeure.

Section 7.05 Entire Agreement. This Agreement and any exhibits or schedules attached hereto or thereto, and the Insurance Policies referred to herein, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

Section 7.06 Governing Law and Jurisdiction. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and shall be governed by the laws of England and Wales.

Section 7.07 Amendment. This Agreement and any schedule may be amended at any time after such date by mutual written consent of Tiziana and OKYO evidenced by an instrument in writing signed on behalf of each of the Parties. In the event Tiziana requests that OKYO provides certain services to Tiziana at a future date, and to the extent that the Parties mutually agree with respect to the provision of such services, the Parties shall execute a supplement to this Agreement

setting forth the terms and conditions of such services to be provided to Tiziana by OKYO, including a description of any related fees.

Section 7.08 Notices. Notices, offers, requests or other communications required or permitted to be given by either Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

tiziana
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If to Tiziana or Tiziana Entity, to:
SUITE 14a, 55 PARK LANE
MAYFAIR
LONDON
W1K 1NA

If to OKYO or a OKYO Entity, to:

or to such other address or facsimile number as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by facsimile or email, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile, email or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

Section 7.09 Counterparts. This Agreement, including the Intercompany Agreements and the exhibits and schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.10 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each Tiziana Entity and each OKYO Entity. Neither Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment shall be void; provided , however , either Party may assign this Agreement to a successor entity formed solely in connection with such Party's reincorporation in another jurisdiction or into another business form.

Section 7.11 Severability. If any term or other provision of this Agreement or the schedules or exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

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Section 7.12 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the schedules or any exhibits attached hereto (or the Insurance Policies described herein) are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 7.13 Authority. Each of the Parties represents to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

Section 7.14 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, without the necessity of proving irreparable damage or posting a bond, in addition to any other remedy at law or equity.

Section 7.15 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 7.16 Interpretation. The headings contained in this Agreement, in any exhibit or schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.17 Conflicting Agreements. In the event of conflict between this Agreement and any other agreement executed on or prior to the Effective Date in connection with the subject matter hereof, the provisions of this Agreement shall prevail.

Section 7.18 Third Party Beneficiaries. Except as specifically set forth in this Agreement, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against either Party hereto.

Section 7.19 Incorporation by Reference. All schedules to this Agreement are incorporated herein by reference and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.

Section 7.20 Relationship of Parties. The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties. Neither Party shall have authority to enter into contracts or binding commitments in the name or on behalf of the other Party. Neither Party will use the other Party's logo or marks without prior written approval, and then such use shall be only for the benefit of the other

tiziana
LIFE SCIENCES

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

Party and at the direction of the other Party. Neither Party shall be, nor represent itself as being, an agent of the other Party, and shall not be, nor represent itself as being, authorized to bind the other Party. Each Party agrees, acknowledges and understands that neither it nor its employees or agents shall have the status of an employee of the other Party and shall not participate in any employee benefit plans or group insurance plans or programs (including, but not limited to salary, bonus or incentive plans, stock option or purchase plans, or plans pertaining to retirement, deferred savings, disability, medical or dental), even if it is considered eligible to participate pursuant to the terms such plans. In addition, each Party understands and agrees that consistent with its independent contractor status, neither it nor its employees or agents will apply for any of the other Party's government-sponsored benefits intended only for employees, including, but not limited to, unemployment benefits. Such Party's exclusion from benefit programs maintained by the other Party is a material component of this Agreement. To the extent a Party or its employees or agents may become eligible for any benefit programs maintained by the other Party (regardless of timing or reason for eligibility), such Party hereby waives its right to participate in the programs. Each Party shall defend, indemnify and hold the other Party harmless from any and all claims made by its personnel on account of an alleged failure by the other Party to satisfy any tax or withholding obligations.

Section 7.21 Compliance with Laws. Each Party will comply with all applicable laws, rules, ordinances and regulations of any governmental entity or regulatory agency governing the actions to be taken and provided hereunder. Neither Party will take any action in violation of any applicable law, rule, ordinance or regulation that could result in liability being imposed on the other Party.

[Signature Page Follows]

tiziana LIFE SCIENCES

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

IN WITNESS WHEREOF, the Parties have signed this Amended and Restated Shared Services Agreement by their duly authorized representatives as of the date first set forth above.

TIZIANA LIFE SCIENCES PLC

By: ______________________

Name: T. LAZZARETTO

Title: C.F.O.

OKYO PHARMA, CORPORATION.

By: ______________________

Name:

Title: EXEC. CHAIRMAN.

[Signature Page to Shared Services Agreement]

3rd Floor 11-12 St. James's Square,
London, United Kingdom,
SW1Y 4LB
T: +44 (0) 207 495 2379
F: +44 (0) 207 629 8193

SCHEDULE 3.01

TIZIANA'S OWNED AND LEASED PREMISES

Suite 14a – Hyde Park Residence
55 Park Lane
London
Mayfair
W1K 1NA

Suite 2525
420 Lexington Avenue
New York
NY 10170